UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2022

SERVICE PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	SVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us”, and “our” refer to Service Properties Trust.

Item 1.01. Entry into a Material Definitive Agreement.

On October 4, 2022, we amended the agreement governing our revolving credit facility, or our credit agreement, with Wells Fargo Bank, National Association, as administrative agent and a lender, and a syndicate of other lenders, and exercised our option to extend the maturity date of our revolving credit facility by six months to July 15, 2023. Pursuant to the amendment, we are required to maintain minimum liquidity of $600.0 million until we repay our $500.0 million of 4.50% senior notes due in June 2023, or the 2023 notes, and at least $150.0 million of liquidity thereafter.

The amendment also removes, subject to certain conditions, the restrictions on paying common dividends and issuing secured debt that we previously agreed to during the existing waiver period, or the Waiver Period, during which compliance with certain financial covenants in our credit agreement was waived. As previously reported, the Waiver Period extends through December 31, 2022, but certain of the financial covenants in our credit agreement are tested and in full force and effect beginning with the quarter ended September 30, 2022. Also pursuant to the amendment, we are permitted to make a one-time payment of net cash proceeds from certain transactions during the Waiver Period to repay the 2023 notes.

Our revolving credit facility continues to be secured by 73 properties.

Wells Fargo Bank, National Association and the other lenders party to our credit agreement, as amended, as well as their affiliates, have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other commercial dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these engagements.

The foregoing description of the amendment to our credit agreement is not complete and is subject to and qualified in its entirety by reference to the copy of the sixth amendment to our amended and restated credit agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example:

•	Continued availability of borrowings under our revolving credit facility is subject to our satisfying certain financial covenants and other credit facility conditions, which we may be unable to satisfy, despite the amendment,

•	Actual costs under our revolving credit facility will be higher than the stated rate plus a premium because of fees and expenses associated with the facility,

•	Our ability to make future distributions to our shareholders depends upon a number of factors, including our future earnings, the capital costs we incur to acquire and maintain our properties and our working capital requirements. We may be unable to increase or maintain our current rate of distributions on our common shares and future distributions may be reduced or eliminated, and

•	The amendment removes, subject to certain conditions, the restrictions on paying common dividends and issuing secured debt that we previously agreed to during the Waiver Period. The amendment also permits us to make a one-time payment of net cash proceeds from certain transactions during the Waiver Period to repay the 2023 notes. A possible implication from these statements is that we will continue to pay a dividend to our shareholders in the future or increase the rate of such dividends. Our dividend rates are set and reset from time to time by our Board of Trustees. Our Board of Trustees considers many factors when setting dividend rates including our historical and projected income, normalized funds from operations, cash available for distribution, the then current and expected needs and availability of cash to pay our obligations and fund our investments, distributions which may be required to be paid to maintain our tax status as a real estate investment trust and other factors deemed relevant by our Board of Trustees in its discretion. Accordingly, future dividend rates may be increased or decreased and there is no assurance as to the rate at which future dividends will be paid. Other possible implications from these statements are that we will issue secured debt in the future and that we will repay or redeem the 2023 notes prior to their maturity. The issuance of secured debt in the future and the repayment or redemption of the 2023 notes prior to their maturity are dependent on a number of factors and may not occur.

The information contained in our filings with the Securities and Exchange Commission, or SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, identifies other important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Sixth Amendment to Amended and Restated Credit Agreement, dated as of October 4, 2022, among Service Properties Trust, Wells Fargo Bank, National Association, as Administrative Agent, and each of the other institutions party thereto. (Filed herewith.)

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE PROPERTIES TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated: October 5, 2022